UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2007

Date of Report (Date of earliest event reported)

CAPTARIS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2007, the Compensation Committee of the Board of Directors of Captaris, Inc. approved certain changes to the compensation of David P. Anastasi, the President and Chief Executive Officer of Captaris, including the following components of which may be considered material changes to Mr. Anastasi’s compensation arrangement:

•	Mr. Anastasi’s base salary was increased from $350,000 to $400,000 effective as of April 1, 2007; and

•

Mr. Anastasi was granted a restricted stock unit award for 100,000 shares of Captaris’s common stock, which will vest in full in a single installment on the fifth anniversary of the grant date (March 23, 2012), subject to Mr. Anastasi’s continued employment with the Company during that period. The award was granted pursuant to Captaris’s 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007

Captaris, Inc.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	Chief Financial Officer